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                                                                     EXHIBIT 24
EXHIBIT F



INDEPENDENT AUDITORS' CONSENT
- -----------------------------



 We consent to the incorporation by reference in Registration Statement No. 33-44688 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-18251 on Form S-8, Registration Statement No. 33-22700 on Form S-8 and Post-Effective Amendment No. 7 to Registration Statement No. 33-22904 on Form S-8 of our reports dated January 24, 1994 (except for the note "Subsequent Event" on page 21, as to which the date is February 11, 1994), appearing in and incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1993.


Deloitte & Touche

Stamford, Connecticut
March 31, 1994